EXHIBIT 10.4

                     AMENDMENT TO EMPLOYMENT AGREEMENT


      This Amendment to Employment Agreement (this "Amendment") is made by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and ________________ ("Executive").

                                WITNESSETH:

      WHEREAS, Company and Executive are parties to that certain
Amended and Restated Employment Agreement dated as of November
15, 1995 (the "Existing Agreement"); and

      WHEREAS, the Human Resources Committee of the Board of
Directors of the Company, on April 17, 1996, authorized the execution and delivery on behalf of the Company of this Amendment; and

      WHEREAS, Company and Executive desire to amend the Existing
Agreement as hereinafter set forth;

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Executive agree as follows:

1. Paragraph 2.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

      "2.1 Term. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for a four-year period beginning on the Effective Date."

2. Paragraph 4.3 of the Existing Agreement is hereby amended to read in its entirety as follows:

      "4.3 By Executive. If Executive's employment hereunder shall be terminated by Executive prior to expiration of the term provided in paragraph 2.1 hereof then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment, except Executive shall be provided Flight Benefits (as such term is defined in paragraph 4.7) for the remainder of Executive's lifetime and, if such termination shall be pursuant to paragraphs 2.3(i), (ii), (iii), (iv),
      (v), or (vi), then Company shall provide Executive with the payments and benefits described in clauses (a), (c) and (d) of paragraph 4.2."

3. Paragraph 4.7(ii) of the Existing Agreement is hereby amended to read in its entirety as follows:

      "(ii) "Change in Control" shall have the meaning assigned to such term in the Incentive Plan (as amended by the Board of Directors on April 19, 1996 and in effect on such date);"

4. Contemporaneously with his execution and delivery hereof, Executive is executing and delivering to the Company a Waiver and Amendment to Employee Stock Option Grant and a Waiver and
Amendment to Restricted Stock Grant in the forms thereof previously approved by the Human Resources Committee of the Board of Directors of the Company.

5. The Existing Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 19th day of April, 1996.


                                  CONTINENTAL AIRLINES, INC.


                                  By:______________________________
                                  Name:
                                  Title:


                                  EXECUTIVE


                                  __________________________________